UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 2, 2016
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Ford Motor Company (“Ford”) is notifying the remaining holders of Ford’s 4.25% Senior Convertible Notes due 2036 (CUSIP No. 345370CF5) (the “Notes”) that the holders may exercise their option to require Ford to repurchase the Notes on December 20, 2016. The Notes were originally issued on December 15, 2006 in the aggregate principal amount of $4,950,000,000, and $818,000 in principal amount remains outstanding. Ford previously terminated the conversion rights with respect to the Notes effective January 21, 2014.

The repurchase price for the Notes will be equal to 100% of the principal amount of such Notes outstanding, plus accrued and unpaid interest thereon to December 20, 2016 (the “Repurchase Price”). The Repurchase Price for all Notes for which a Holder has exercised the repurchase option shall be paid in cash on December 20, 2016. Interest with respect to any such Notes repurchased by Ford shall cease to accrue on and after December 20, 2016.

Holders of Notes who wish to exercise their right to require Ford to repurchase their Notes must provide notice of such exercise on or before December 13, 2016. Because all of the Notes are held through The Depository Trust Company (“DTC”), such notices (and any withdrawal of such notices) should be delivered in accordance with DTC’s procedures.

The Bank of New York Mellon is the trustee for the Notes and will act as the paying agent for this transaction. The Bank of New York Mellon’s address is P.O. Box 396, Attn: Debt Processing Unit (ACT), East Syracuse, NY 13057.

Holders of Notes with questions regarding the details of the repurchase option may call The Bank of New York Mellon Bondholder Relations Department at 1.800.254.2826.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: December 2, 2016	By:	/s/ Corey M. MacGillivray
Corey M. MacGillivray
Assistant Secretary